Exhibit 21

MILLERKNOLL, INC., SUBSIDIARIES

The Company's principal subsidiaries are as follows:

Name	Ownership	Jurisdiction of Incorporation
Anpartsselskabet af 5.12 2018	67% Company	Denmark
Anpartsselskabet af 6.9 2019	67% Company	Denmark
Colebrook Bosson & Saunders (Products) Limited	100% Company	England, U.K.
Colebrook Bosson Saunders Pty Ltd	100% Company	Australia
Conrad Imports, Incorporated	100% Company	California
Design Within Reach, Inc.	100% Company	Delaware
Edelman Leather Limited	100% Company	Ireland
Edelman Leather, LLC	100% Company	Delaware
Geiger International, Inc.	100% Company	Delaware
HAR AS	67% Company	Norway
HAY ApS	67% Company	Denmark
HAY International BE B.V.	67% Company	Belgium
HAY International CH GmbH	67% Company	Switzerland
HAY International DE GmbH	67% Company	Germany
HAY International IT S.r.l.	67% Company	Italy
HAY International NL B.V.	67% Company	Netherlands
HAY International Trading ES S.L.	67% Company	Spain
HAY International UK Ltd.	67% Company	England, U.K.
HAY Norway AS	67% Company	Norway
Hemiri, S.A. de C.V.	100% Company	Mexico
Herman Miller (Aust.) Proprietary Limited	100% Company	Australia
Herman Miller (Dongguan) Furniture Co., Ltd.	100% Company	China
Herman Miller Asia (Pte) Ltd.	100% Company	Singapore
Herman Miller B.V.	100% Company	Netherlands
Herman Miller Canada, Inc.	100% Company	Canada
Herman Miller do Brasil, Ltda.	100% Company	Brazil
Herman Miller Finance Company (Hong Kong) Limited	100% Company	Hong Kong
Herman Miller Furniture (India) Pvt. Ltd.	100% Company	India
Herman Miller Global Customer Solutions (Hong Kong) Limited	100% Company	Hong Kong
Herman Miller Global Customer Solutions, Inc.	100% Company	Michigan
Herman Miller Global Holdings (UK) Ltd.	100% Company	England, U.K.
Herman Miller Holdings Limited	100% Company	England, U.K.
Herman Miller Japan, Ltd.	100% Company	Japan
Herman Miller Korea LLC	100% Company	Korea
Herman Miller Limited	100% Company	England, U.K.
Herman Miller Mexico, S.A. de C.V.	100% Company	Mexico
Herman Miller Servicios S. de R.L. de C.V.	100% Company	Mexico
HH Ruseau, LLC	75% Company	Delaware
HHE Brazil 1 LLC	100% Company	Illinois
HHE Brazil 2 LLC	100% Company	Illinois

HHM2, LLC	100% Company	Delaware
HM Delaware LLC	100% Company	Delaware
HMI Liquidating Company	100% Company	Michigan
Holly Hunt Enterprises, Inc.	100% Company	Illinois
Knoll APAC PTE. LTD.	100% Company	Singapore
Knoll Commerce and Trade (Shanghai) Co., Ltd.	100% Company	Shanghai, China
Knoll Coverings Hong Kong Limited	100% Company	Hong Kong
Knoll Europe B.V.	100% Company	Netherlands
Knoll International GmbH	100% Company	Germany
Knoll International Ltd.	100% Company	England, U.K.
Knoll International S.A.S.U.	100% Company	France
Knoll International S.p.A.	100% Company	Italy
Knoll International S.R.L.	100% Company	Belgium
Knoll North America Corp.	100% Company	Canada
Knoll Overseas, Inc.	100% Company	Delaware
Knoll, Inc.	100% Company	Delaware
Maharam B.V.	100% Company	Netherlands
Maharam Fabric Corporation	100% Company	New York
Meridian Incorporated	100% Company	Michigan
MillerKnoll Latin America, S. de R.L. de C.V.	100% Company	Mexico
Muuto A/S	100% Company	Denmark
Muuto, Inc.	100% Company	Delaware
NaughtOne (Holdings) Limited	100% Company	England, U.K.
NaughtOne Manufacturing Ltd	100% Company	England, U.K.
Naught One Ltd	100% Company	England, U.K.
Naughtone USA, Inc.	100% Company	Michigan
Nemschoff, Inc.	100% Company	Wisconsin
POSH Office Systems (Hong Kong) Limited	100% Company	Hong Kong
Spinneybeck Enterprises, Inc.	100% Company	New York
Spinneybeck Limited (Canada)	100% Company	Canada
Spinneybeck Limited (Ireland)	100% Company	Ireland